Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

MONEY CENTERS OF AMERICA, INC. (OTC: MCAM) ANNOUNCES DECISION TO DEREGISTER ITS COMMON STOCK

November 21, 2008, King of Prussia, Pennsylvania — Money Centers of America, Inc. today announced that it plans to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission on November 24, 2008.

The Company expects the deregistration to be effective 90 days after the filing of the Form 15. The Company’s obligations to file with the SEC certain reports and forms, including Form 10-K, Form 10-Q and Form 8-K, are suspended immediately as of the filing date of the Form 15 and will cease as of the effective date of the Form 15.

Christopher M. Wolfington, President and Chief Executive Officer, said “The decision by the board of the directors of the Company to deregister was made after careful consideration of the advantages and disadvantages of being a public company and the high costs and demands on management time arising from compliance with the many SEC requirements. We believe deregistration will be a significant benefit to the Company by reducing expenses and permitting management to focus its energies on operating the Company's business.”

About Money Centers of America

Money Centers of America, Inc. provides cash access, the ONswitch™ transaction management system, and financial networks to the gaming industry, utilizing a customer-centric approach that is aimed at leveraging technology, generating value, and creating measurable results in profitability, customer satisfaction and loyalty. For a complete corporate profile on Money Centers of America, Inc., please visit our corporate website at http://www.moneycenters.com.

Safe Harbor

All statements in this document that are not historical are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Money Centers of America's current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Money Centers of America's periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled 'Factors that May Affect Future Results and Financial Condition' in Money Centers of America's annual report on Form 10-K for the year ended December 31, 2005. Money Centers of America expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this document.